Exhibit 10.19

CRAIG MILLER

TERMS OF EMPLOYMENT

LETTER OF UNDERSTANDING

Ruth’s Chris Steak House, Inc. (hereafter referred to as “Employer”) and Craig Miller (hereinafter referred to as “Employee”) agree upon the following terms of employment of Employee by Employer.

1. Duties. Employee shall be employed in the position of President and Chief Executive Officer. Employee will be elected to the Board of Directors. Employee will advance the best interests of Employer at all times during his employment and shall at all such times faithfully, industriously and to the best of his ability, perform all duties as may be required of him by virtue of his title and position and in accordance with the job description for his title and position as established by the Employer’s Board of Directors and/or its Designee from time to time. Employee shall comply with any and all written personnel policies and employment manuals of Employer in the conduct of his duties.

2. Extent of Service. Employee shall devote his full time and best efforts to the performance of his duties. Employee shall not engage in any business or perform any services in any capacity that would, in the reasonable judgment of Employer, interfere with the full and proper performance by Employee of his duties.

3. Compensation.

a. Salary. For all duties to be performed by Employee in the capacity referenced hereunder, Employee shall receive an initial annual salary of $400,000. Employee will be entitled to a discretionary bonus of up to 50% of his base salary, subject to the budget and performance targets as defined by the Board of Directors on an annual basis, to be paid to Employee after the issuance of the Employer’s audited financial statements relating to that year, assuming Employee is actively employed by Employer at the end of the Fiscal Year. Employee will receive a $100,000 minimum bonus for the Fiscal Year ending December 31, 2004, should he be employed as of that date.

4. Benefits.

a. Vacation/Leave - Employee shall be entitled to three (3) weeks of paid vacation per calendar year, with normal sick and holiday leave as defined by Employer’s policies.

b. Benefit Plan - Employee shall be eligible to participate in the health and welfare plans provided by Employer.

c. Retirement Benefits - Employee will be eligible for all applicable retirement benefits offered by Employer.

d. Where applicable, Employee should refer to the Summary Plan Descriptions he will receive for a complete and detailed explanation of the benefits described in this paragraph. Employee understands that the Summary Plan Descriptions are the controlling documents as to the nature of, and entitlement to, these benefits.

e. Reimbursement of Expenses - Employer agrees to reimburse Employee for reasonable and appropriate Employer-related expenses (as determined by Employer) paid by Employee in furtherance of his duties, including, but not limited to, travel expenses, entertainment expenses and automobile expenses, upon submission of proper accounting records for such expenses. Employer agrees to reimburse Employee for in-transition living expenses and moving expenses pursuant to its written relocation policy.

5. Stock.

Employee shall have the right to purchase, at a price of one cent per share, a number of restricted shares of Class A Common Stock of Employer equal to 4.5% fully-diluted equity ownership in Employer as of May 22, 2004, pursuant to the terms of Employer’s 2004 Restricted Stock Plan (the “Plan”) and an accompanying Restricted Stock Purchase Agreement (the “Agreement”). Such restricted shares shall upon grant not be vested but shall vest ratably on a daily basis over the first five years of Employee’s employment. The vested shares shall be subject to repurchase upon the termination of Employee’s employment with Employer, in accordance with the terms of the Plan and Agreement.

6. Disability or Incapacity of Employee.

If, for a period of ninety (90) consecutive days during the term of this Employment Agreement, Employee is disabled or incapacitated for mental, physical or other cause to the extent that he is unable to perform his duties as herein contemplated during said ninety (90) consecutive days, Employer shall immediately thereafter have the right to terminate this Employment Agreement upon providing ten (10) days written notice to Employee and shall be obligated to pay Employee compensation up to the effective date of said termination. The right of termination in this section in no way affects or diminishes other rights of termination as stated in this Employment Agreement.

7. Termination.

a. Notwithstanding any other provision hereof, Employee’s employment shall be terminated immediately: 1) upon his death; or 2) notice after disability as defined in Paragraph 6) or 3) Employee’s discharge for Cause.

b. For purposes of this Agreement, “Cause” shall mean (i) Employee’s theft or embezzlement, or attempted theft or embezzlement, of money or property of Employer, his perpetuation or attempted perpetuation of fraud, or his participation in a fraud or attempted fraud, on Employer or his unauthorized appropriation of, or his attempt to misappropriate, any tangible or intangible assets or property of Employer, (ii) any act or acts of disloyalty, misconduct or moral turpitude by Employee injurious to the interest, property, operations, business or reputation of Employer or his commission of a crime which results in injury to Employer or (iii) his willful disregard of lawful directive given by a superior or the Board or a violation of an Employer employment policy.

c. Should Employee terminate Employee’s employment for cause, as defined in Paragraph 7(b), then Employee is entitled to no more than his salary through the date of termination and any unused vacation days.

d. Employer reserves the right to terminate Employee’s employment without cause, as defined in paragraph 7(b). However, in the event that occurs, then Employee will receive twelve (12) monthly payments equal to Employee’s prior 12 month’s total salary compensation. Employer has the option of paying this severance on a monthly or lump sum basis. The payment of all amounts under this Section 6.d. is contingent on Employee’s compliance with Sections 8 and 9.

e. Should Employee resign his employment for Good Reason, as defined below, Employee will receive twelve (12) months of severance equal to Employee’s prior twelve (12) months total salary compensation. Employer has the option of paying this severance on a monthly or lump sum basis. The payment of all amounts under this Section 6.e. is contingent upon Employee’s compliance with Sections 8 and 9.

f. For purposes of this Agreement, “Good Reason” shall mean (i) the assignment by the Board to Employee of any material duties that are clearly inconsistent with Employee’s status, title and position as President and Chief Executive Officer of Employer; or (ii) a failure by Employer to pay Employee any amounts required to be paid under this Agreement, which failure continues uncured for a period of fifteen (15) days after written notice thereof is given by Employee to the Board.

g. Employee understands that should Employee resign his employment without Good Reason, then Employee is entitled to no more than his salary through the date of termination (said termination date to be determined by Employer upon notice of resignation) and any earned but unused vacation days.

8. Disclosure of Information. Employer understands and agrees that Employee needs access to certain Employer information to properly perform the duties of President and Chief Executive Officer. Employee agrees that he will not, during employment or any time after termination of employment hereunder, without authorization of Employer, disclose to, or make use of for himself or for any person, corporation or other entity, any files, videos, trade secrets, papers, photographs, presentations, recipes, specifications, drawings, salary structures, sources of income, business plans, minutes of meetings, contractual arrangements, or other confidential information concerning the business, clients, methods, operations, financing or services of Employer. Trade secrets and confidential information shall mean information disclosed to Employee or known by him as a consequence of his employment by Employer, and not generally known to the restaurant industry.

9. Non-Compete.

In further consideration of the compensation to be paid to Employee hereunder, Employee acknowledges that in the course of his employment with Employer and its Subsidiaries and Affiliates he shall become familiar, and during his employment with Employer he has become familiar, with Employer’s trade secrets and with other Confidential Information concerning Employer and its predecessors and its Subsidiaries and Affiliates and that his services have been and shall be of special, unique and extraordinary value to Employer. Therefore, Employee agrees that during his employment and for a period of two years following his last day of employment (in the case of termination by Employer with Cause or resignation by Employee without Good Reason) or one year (in all other cases) after termination of employment of Employee with Employer and its Subsidiaries and Affiliates (hereafter referred to as the “Noncompete Period”), Employee shall not directly or indirectly own any interest in, manage, control, participate in, consult with, render services for, or in any manner engage in any business or enterprise identical to or similar to any such business which is engaged in by Employer, its Subsidiaries or Affiliates or any of their respective franchises, which shall include any restaurant business that derives more than 25% of its revenues from the sale of steak and steak dishes and which has an average guest check greater than $35, (the “Business”), as of the date of this Agreement and which is located in any of the geographical areas set forth on Exhibit “A” attached hereto, which shall for purposes of illustration and not limitation include the following chains and their parent companies, subsidiaries and other affiliates: Morton’s Restaurant Group,

The Palm, Smith & Wollensky, Chart House Enterprises, Del Frisco’s, Sullivan’s, The Capital Grille and Fleming’s. Nothing herein shall prohibit Employee from being a passive owner of not more than 2% of the outstanding stock of any class of a corporation which is publicly traded, so long as Employee has no active participation in the business of such corporation. This restriction will not apply if Employee is employed as an officer of a business, including, but not limited to, a casino or hotel, that as an ancillary service provides fine dining as defined in this paragraph. The term “ancillary” assumes that less than 50% of the business revenues are derived from its dining facilities.

(b) During the Noncompete Period, Employee shall not directly or indirectly through another entity (i) induce or attempt to induce any non-hourly or management employee of Employer or any Subsidiary or Affiliate to leave the employ of Employer or such Subsidiary or Affiliate, or in any way interfere with the relationship between Employer or any Subsidiary or Affiliate and any employee thereof, (ii) hire any person who was an employee of Employer or any Subsidiary or Affiliate at any time during the Employment Period or (iii) induce or attempt to induce any customer, supplier, licensee, licensor, franchisee or other business relation of Employer or any Subsidiary or Affiliate to cease doing business between any such customer, supplier, licensee or business relation and Employer or any Subsidiary or Affiliate (including, without limitation, making any negative, derogatory or disparaging statements or communications regarding Employer or its Subsidiaries, Affiliates, employees or franchisees).

10. Surrender of Books and Records. Employee acknowledges that all files, lists, books, records, photographs, videotapes, slides, specifications, drawings or any other materials used or created by Employee or used or created by Employer in connection with the conduct of its business, shall at all times remain the property of Employer and that upon termination of employment hereunder, irrespective of the time, manner or cause of said termination, Employee will surrender to Employer all such files, lists, books, records, photographs, videotapes, slides, specifications, drawings or any other materials.

11. Severability. If any provision of this Letter of Understanding shall be held invalid or unenforceable, the remainder of this Letter shall, nevertheless, remain in full force and effect. If any provision is held invalid or unenforceable with respect to particular circumstances, it shall, nevertheless, remain in full force and effect in all other circumstances.

12. Notice. All notices required to be given under the terms expressed hereunder shall be in writing, shall be effective upon receipt, and shall be delivered to the addressee in person or mailed by certified mail, returned receipt requested:

If to Employer, addressed to:

Robin P. Selati

Madison Dearborn Partners, Inc.

Three First National Plaza

Suite 3800

Chicago, Illinois 60602

If to Employee, addressed to:

Craig Miller

17 Eagle Trace

Madeville LA 70491

or such other address as a party shall have designated for notices to be given to him or it by notice given in accordance with this paragraph.

13. Governing Law and Resolution of Dispute. Employee’s terms of employment shall be governed by and construed in accordance with the laws of or applicable to the State of Louisiana. Any dispute, controversy or claim arising out of or relating to Employee’s terms of employment, or the breach thereof, shall be resolved by arbitration conducted in accordance with the rules then existing of the American Arbitration Association, applying the substantive law of the State of Louisiana. The parties further agree that any such arbitration shall be conducted in

Jefferson Parish, Louisiana.	RUTH’S CHRIS STEAK HOUSE, INC.

/s/ Craig Miller	/s/ Robin P. Selati
Craig Miller	Robin P. Selati

6/8/04	6/7/2004
Date	Date

Exhibit “A”

RESTAURANT	COUNTY/PARISH	OWNER(S)
Birmingham, AL	Jefferson	Philip Brooks, Mark Osawld, Nancy Oswald
Mobile, AL	Mobile	David Cooper, Angus Cooper
Phoenix, AZ	Maricopa	RCSH
Scottsdale, AZ	Maricopa	RCSH
Beverly Hilis, CA	Los Angeles	RCSH
Del Mar, CA	San Diego	RCSH
Irvine, CA	Orange	RCSH
Palm Desert, CA	Riverside	RCSH
San Diego, CA	San Diego	RCSH
San Francisco, CA	San Francisco	RCSH
Walnut Creek, CA	Contra Costa	RCSH
Woodland Hills, CA	Los Angeles	RCSH
Denver, CO	Denver	Marcel Taylor
Hartford, CT	Hartford	Brad Elkins
Washington, DC (1)	District of Columbia	RCSH
Washington, DC (2)	District of Columbia	RCSH
Boca Raton, FL	Palm Beach	RCSH
Coral Gables, FL	Miami-Dade	RCSH
Ft. Lauderdale, FL	Broward	RCSH
Jacksonville, FL	Duval	Tom Moran
Orlando, FL	Orange	RCSH
N. Palm Beach, FL	Palm Beach	RCSH
Ponte Vedra Beach, FL	Saint Johns	Tom Moran
Sarasota, FL	Sarasota	RCSH
Tampa, FL	Hillsborough	RCSH
Winter Park, FL	Orange	RCSH
Atlanta, GA (Buckhead)	Fulton	Philip Brooks
Atlanta, GA (Centennial Park)	Fulton	Philip Brooks, Mark Osawld, Nancy Oswald
Atlanta, GA (Sandy Springs)	Fulton	Philip Brooks, Mark Osawld, Nancy Oswald
Honolulu, HI	Honolulu	Randy Schoch
Maui, HI	Maui	Randy Schoch
Wailea, HI	Maui	Randy Schoch
Chicago, IL	Cook	Tom Moran
Northbrook, IL	Cook	Tom Moran
Indianapolis, IN (North)	Marion	Larry Griggers, Jere Shopf
Indianapolis, IN (Downtown)	Marion	Larry Griggers, Jere Shopf
Louisville, KY	Jefferson	RCSH
Baton Rouge, LA	East Baton Rouge	Tom Moran
Lafayette, LA	Lafayette	RCSH
Metairie, LA	Jefferson	RCSH
New Orleans, LA	Orleans	RCSH
Annapolis, MD	Anne Arundel	Steve de Castro
Baltimore, MD	Baltimore City	Steve de Castro
Bethesda, MD	Montgomery	RCSH
Pikesville, MD	Baltimore	Steve de Castro
Troy, Ml	Oakland	Tom Moran
Minneapolis, MN	Hennepin	RCSH

Exhibit “A”

RESTAURANT	COUNTY/PARISH	OWNER(S)
Kansas City, MO	Jackson	RCSH
Las Vegas, NV	Clark	Marcel Taylor
Las Vegas, NV (Paradise)	Clark	Marcel Taylor
Parsippany, NJ	Morris	RCSH
Weehawken, NJ	Hudson	RCSH
Long Island, NY	Nassau	Marsha Brown
Manhattan, NY (Westside)	New York	RCSH
Manhattan, NY (Eastside)	New York	RCSH
Westchester, NY	Westchester	RCSH
Greensboro, NC	Guilford	RCSH
Raleigh, NC	Wake	Steve de Castro
Cleveland, OH	Cuyahoga	RCSH
Columbus, OH	Franklin	RCSH
Portland, OR	Multnomah	Steve and Anne Queyrouze
King of Prussia, PA	Montgomery	Marsha Brown
Philadelphia, PA	Philadelphia	Marsha Brown
Pittsburgh, PA	Allegheny	Jack and Peggy Offenbach
Memphis, TN	Shelby	Tom Moran
Nashville, TN	Davidson	Tom Moran
Austin, TX	Travis	Bill Andrews, Greg Davey, Gary Porfirio
Dallas, TX	Dallas	Leona Clade
Dallas, TX (North)	Collin	Leona Clade
Houston, TX	Harris	RCSH
San Antonio, TX (North/Airport)	Bexar	Lana Duke
San Antonio, TX (Downtown)	Bexar	Lana Duke
Sugar Land, TX	Fort Bend	RCSH
Arlington, VA	Arlington	RCSH
Fairfax, VA	Fairfax	RCSH
Richmond, VA	Chesterfield	Claiborne Thomasson
Bellevue, WA	King	Steve and Anne Queyrouze
Seattle, WA	King	Steve and Anne Queyrouze